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Exhibit 3.23

CERTIFICATE OF MERGER
OF
HUNTSMAN ADVANCED MATERIALS INVESTMENT LLC
INTO
HUNTSMAN ADVANCED MATERIALS HOLDINGS LLC

        In accordance with the provisions of Section 18-209 of the Delaware Limited Liability Company Act (the "Act"), the undersigned limited liability company hereby certifies that:

        1.     The name and jurisdiction of formation or organization of each of the entities which are to merge are as follows:

Name	Type of Entity	Jurisdiction of Formation
Huntsman Advanced Materials Investment LLC	Limited Liability Company	Delaware
Huntsman Advanced Materials Holdings LLC	Limited Liability Company	Delaware

        2.     The Agreement and Plan of Merger (the "Plan of Merger") providing for the merger of Huntsman Advanced Materials Investment LLC with and into Huntsman Advanced Materials Holdings LLC has been approved and executed by each constitutent entity to such merger in accordance with Section 18-209 of the Act.

        3.     The name of the surviving Delaware limited liability company is Huntsman Advanced Materials Holdings LLC.

        4.     The merger shall become effective at 9:59 a.m., Eastern Standard Time, on December 20, 2005.

        5.     An executed copy of the Plan of Merger is on file at the principal place of business of the surviving limited liability company, located at 500 Huntsman Way, Salt Lake City, UT 84108.

        6.     A copy of the Plan of Merger will be furnished by the surviving limited liability company, on request and without cost, to any member of or other person holding an interest in any constituent limited liability company in the merger.

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        IN WITNESS WHEREOF, Huntsman Advanced Materials Holdings LLC has caused this Certificate to be signed by an authorized person, on December 20, 2005.

Huntsman Advanced Materials Holdings LLC
By:	/s/ SEAN DOUGLAS
	Name:	Sean Douglas
	Title:	Vice President and Treasurer

[Signature Page to Certificate of Merger]

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CERTIFICATE OF MERGER OF HUNTSMAN ADVANCED MATERIALS INVESTMENT LLC INTO HUNTSMAN ADVANCED MATERIALS HOLDINGS LLC